Exhibit (e)(12)

NINTH AMENDMENT TO NOVATED ETF DISTRIBUTION AGREEMENT

This ninth amendment (this “Amendment”) to the novated ETF distribution agreement dated as of September 30, 2021 (the “Agreement”), is made by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) and is effective on December 9, 2025.

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Richard Malinowski	By:	/s/ Teresa Cowan
Name:	Richard Malinowski	Name:	Teresa Cowan
Title:	President	Title:	President

Date:	January 2, 2025	Date:	12.12.25

ETF DISTRIBUTIONAGREEMENT

EXHIBIT A

Effective as of December 9, 2025

FUNDS

Saba Closed-End Funds ETF

Qraft AI-Enhanced U.S. Large Cap ETF

Qraft AI-Enhanced U.S. Large Cap Momentum ETF

ETC Cabana Target Beta ETF (f/k/a Cabana Target Beta ETF) (f/k/a Cabana Target Drawdown 7 ETF)

ETC Cabana Target Drawdown 10 ETF (f/k/a Cabana Target Drawdown 10 ETF)

ETC Cabana Target Leading Sector Moderate ETF (f/k/a Cabana Target Leading Sector Moderate ETF)

LG Qraft AI-Powered U.S. Large Cap Core ETF

Bancreek U.S. Large Cap ETF

Bancreek International Large Cap ETF

Long Pond Real Estate Select ETF

Stratified LargeCap Index ETF

Stratified LargeCap Hedged ETF

PLUS Korea Defense Industry Index ETF

Bancreek Global Select ETF